UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2005

DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-26698
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

Suite 110, 13575 Commerce Parkway, Richmond, British Columbia, Canada V6V 2L1
(Address of principal executive offices and Zip Code)

(604) 295.1800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

DataWave Systems Inc. (the “Company”) was continued into the State of Delaware on February 23, 2005 and will discontinue out of the Yukon Territory, Canada upon receipt of a Certificate of Discontinuance effective as of the same date. The continuance was disclosed in the Company’s proxy statement-prospectus dated December 29, 2004, furnished to the Company’s shareholders in connection with its annual and special meeting. The shareholders of the Company approved the continuance by a special resolution at the shareholders’ annual and special meeting held on January 31, 2005.

The Certificate of Domestication, the Certificate of Incorporation and the bylaws of the Company as a Delaware corporation, are attached to this current report on Form 8-K as exhibits 3.1, 3.2 and 3.3 respectively.

In connection with the continuance, the Company altered its share capital from no par value shares to par value shares of $0.001 per share in order to minimize the tax implications of the continuance.

Item 9.01. Financial Statements and Exhibits.

3.1 State of Delaware Certificate of Domestication.

3.2 State of Delaware Certificate of Incorporation.

3.3 Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By/s/ John Gunn
John Gunn
General Manager, Chief Financial Officer
Dated: March 1, 2005